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                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Franchise Mortgage Acceptance Company:


We consent to the incorporation by reference in the registration statement on Form S-4 of Bay View Capital Corporation of our report dated January 19, 1999, except as to notes 22, 23, and 20 to the consolidated financial statements, which are as of February 16, 1999, March 10, 1999, and March 29, 1999, respectively, with respect to the consolidated balance sheets of Franchise Mortgage Acceptance Company as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in stockholders' or members' equity and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the December 31, 1998 annual report on Form 10-K of Franchise Mortgage Acceptance Company, and to the reference to our firm under the heading "Experts" in the Joint Proxy Statement/Prospectus.


                                     /s/ KPMG LLP



Los Angeles, California
September 2, 1999